SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 Or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 21, 2005

AFFYMETRIX, INC.
(Exact Name of Registrant
as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-28218		77-0319159
(Commission File Number)		(IRS Employer Identification No.)

3380 Central Expressway,
Santa Clara, California		95051
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (408) 731-5000
N/A
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

On October 21, 2005, Affymetrix, Inc. (the “Company”) completed the acquisition (the “Transaction”) of ParAllele BioScience, Inc. (“ParAllele”), pursuant to an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), dated May 31, 2005, and amended on September 1, 2005 and October 5, 2005, between the Company, ParAllele, Pinecone Acquisition, Inc., a wholly-owned subsidiary of the Company and Jonathan MacQuitty, as Shareholders’ Representative. The Transaction was previously announced by the Company in its Current Report on Form 8-K dated May 31, 2005.

In connection with the Transaction, the stockholders of ParAllele will be receiving approximately $120.8 million in merger consideration in the form of approximately 2.29 million shares of Affymetrix common stock and $11.7 million in cash in exchange for all of their outstanding shares and the assumption of all of ParAllele’s stock options. The acquisition was approved by ParAllele stockholders on October 20, 2005.

A copy of the press release announcing the closing of the Transaction is attached as Exhibit 99.1 and is incorporated in this report by reference.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired.

The financial statements of ParAllele are incorporated in this report by reference to ParAllele’s financial statements included in Affymetrix’ Registration Statement on Form S-4/A (File No. 333-126718) filed on October 5, 2005.

(b)	Pro Forma Financial Information.

The pro forma financial information is incorporated in this report by reference to the “Unaudited Pro Forma Combined Condensed Consolidated Financial Statements” included in Affymetrix’ Registration Statement on Form S-4/A (File No. 333-126718) filed on October 5, 2005.

(d)	Exhibits.

Exhibit
Number	Description
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of PricewaterhouseCoopers LLP
99.1	Press Release of Affymetrix, Inc. dated October 24, 2005

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFYMETRIX, INC.

Date:	October 26, 2005	By:	/s/ BARBARA A. CAULFIELD

			Name:	Barbara A. Caulfield
			Title:	Executive Vice President and General
Counsel